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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Incentive Plan of Dril-Quip, Inc. of our report dated April 3, 1997 (except Note 11, as to which the date is October 16, 1997), with respect to the consolidated financial statements of Dril-Quip, Inc. included in the Registration Statement (Form S-1 No. 333-33447) for the year ended December 31, 1996.

                                              Ernst & Young LLP

Houston, Texas
March 6, 1998